Exhibit 10.18

OCI RESOURCE PARTNERS LLC

2013 LONG-TERM INCENTIVE PLAN

Adopted by the Board of Directors July 25, 2013

OCI RESOURCE PARTNERS LLC

2013 LONG-TERM INCENTIVE PLAN

Section 1.              Purpose of the Plan.  The purpose of the OCI Resource Partners LLC Long-Term Incentive Plan (the “Plan”) is to assist the Partnership, Subsidiaries and Parents in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Partnership’s success and a closer identity with it, and to encourage ownership of the Partnership’s equity interests by such Employees, Consultants and Non-Employee Directors.

Section 2.              Definitions.  As used herein, the following definitions shall apply:

2.1.         “Administrator” means the Board or any committee as may be designated by the Board to administer the Plan.  If the Plan is administered by such a committee, then each member of such committee shall (i) qualify as a “non-employee director” as then defined under Rule 16b-3 under the Exchange Act and (ii) satisfy such other independence requirements as may be applicable under the rules of the securities exchange or association on which the Common Units are then traded or listed.  In addition to the foregoing qualifications, to the extent that the Administrator, in its sole discretion, decides to grant any Qualified Awards under the Plan, the Administrator shall have at least two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

2.2.         “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

2.3.         “Award” means the grant of Common Units, Phantom Units, DERs, Cash Awards or other unit-based awards under the Plan.

2.4.         “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.5.         “Board” means the Board of Directors of the Company.

2.6.         “Cash Award” means the opportunity to earn cash awarded by the Administrator under Section 6.4 of the Plan.

2.7.         “Change in Control” means, unless otherwise provided in an Award Agreement:

(a)           the acquisition in one or more transactions by any “person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, (i) the Partnership or any Parent or Subsidiary or (ii) any employee benefit plan of any entity described in clause (i) above (the entities described in clauses (i) and

(ii) hereof, “Excluded Persons”), of more than fifty percent (50%) of the combined voting power of the Partnership’s or the Company’s then outstanding voting securities (the “Voting Securities”);

(b)           the consummation of a merger or consolidation involving the Partnership or the Company if the owners of the Partnership or the Company (as applicable), immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation; or

(c)           the acquisition by any “person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act), other than an Excluded Person, in a single transaction or in a series of related transactions occurring during any period of 12 consecutive months, of assets from the Partnership or the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Partnership or the Company (as applicable) and its Subsidiaries (determined on a consolidated basis) immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, with respect to any Award that constitutes a “non-qualified deferred compensation” for purposes of Section 409A of the Code, an event will not be treated as a Change in Control unless such event also satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).

2.8.         “Code” means the Internal Revenue Code of 1986, as amended.

2.9.         “Common Unit” means common units representing limited partner interests of the Partnership.

2.10.       “Company” means OCI Resource Partners LLC, a Delaware limited liability company, or any successor.

2.11.       “Consultant” means an individual (other than an Employee or a Non-Employee Director) who provides bona fide services to the Partnership or any Subsidiary or Parent other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for Common Units.

2.12.       “DER” means a distribution equivalent right awarded by the Administrator under Section 6.3 of the Plan.

2.13.       “Effective Date” means the date the Plan is adopted by the Board.

2.14.       “Employee” means an individual who is an officer or common law employee of the Partnership or any Subsidiary or Parent, including a director who is such an employee.

2.15.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16.       “Fair Market Value” means, on any given date (i) if the Common Units are then listed on a national securities exchange, the closing sales price per Common Unit on the exchange for such date, or if no sale was made on such date on the exchange, on the last preceding day on which a sale occurred; (ii) if the Common Units are not then listed on a national securities exchange but are then quoted on another stock quotation system, the closing price for the Common Units as quoted on such quotation system on such date, or if no sale was made on such date on such quotation system, on the last preceding day on which a sale was made; or (iii) if (i) and (ii) do not apply, such value as the Administrator in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder.

2.17.       “Non-Employee Director” means a member of the Board (or any board of directors or similar governing body of the Partnership or any Subsidiary or Parent) who is not an Employee.

2.18.       “Parent” means a “parent” of the Partnership within the meaning of Form S-8 under the Securities Act.

2.19.       “Partnership” means OCI Resources LP, a Delaware limited partnership, or any successor.

2.20.       “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

2.21.       “Performance Goals” mean (i) specified levels of or increases in return on capital, equity or assets; (ii) earnings measures/ratios (on a gross, net, pre-tax or post-tax basis); (iii) net economic profit and operating profit; (iv) net income; (v) operating income; (vi) sales; (vii) sales growth; (viii) gross margin; (ix) direct margin; (x) common unit price (including but not limited to growth measures and total equityholder return); (xi) per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); (xii) inventory turns; (xiii) financial return ratios; (xiv) market share; (xv) balance sheet measurements such as receivable turnover; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; (xix) strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; (xx) customer or employee satisfaction; and (xxi) individual objectives.  Performance Goals may be described in terms of Partnership-wide objectives or objectives that are related to the performance of the individual Participant or any Subsidiary or Parent, or any division, department or function within the Partnership or any Subsidiary or Parent.  Performance Goals may be measured on an absolute or relative basis.  Relative performance may be measured by a group of peer companies or by a financial market index.  Awards that are not intended to be Qualified Awards may be subject to any performance goals determined by the Administrator, if any (including the performance goals set forth above).

2.22.       “Performance Period” means the period selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.23.       “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.

2.24.       “Phantom Unit” means the right granted under Section 6.2 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one Common Unit (or such lesser amount as the Administrator may determine).

2.25.       “Qualified Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

2.26.       “Restriction Period” means the period during which Common Units and Phantom Units are subject to forfeiture.

2.27.       “Securities Act” means the Securities Act of 1933, as amended.

2.28.       “Subsidiary” means a “subsidiary” of the Partnership within the meaning of Form S-8 under the Securities Act.

Section 3.              Eligibility.  Any Employee, Non-Employee Director or Consultant who is selected by the Administrator shall be eligible to receive an Award under the Plan.

Section 4.              Administration and Implementation of the Plan.

4.1.         The Plan shall be administered by the Administrator.  Any action of the Administrator in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, the Partnership, any Subsidiary, any Parent, Participants, Persons claiming rights from or through Participants and unitholders of the Partnership.

4.2.         Notwithstanding Section 4.1, the Administrator may delegate to any Person or Persons (or board or committee), within the limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan.

4.3.         Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Common Units and/or the amount of cash to which an Award will relate and the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance goals relating to an Award, based in each case on such considerations as the Administrator shall determine) and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (v) determine whether, and to certify that, performance goals to which an Award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; (vii) construe and interpret the Plan; and (viii) make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Section 5.              Common Units Subject to the Plan.

5.1.         Subject to adjustment as provided in Section 7 hereof, the total number of Common Units available for Awards under the Plan shall be 956,000.  Any Common Units tendered by a Participant in payment of the tax liability with respect to an Award, including Common Units withheld from any such Award, shall not be available for future Awards hereunder.  Common Units awarded under the Plan may be reserved or made available from the Partnership’s authorized and unissued Common Units or from Common Units reacquired (through open market transactions or otherwise) and held in the Partnership’s treasury.  Any Common Units issued by the Partnership through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Common Units available for Awards under the Plan.

5.2.         If any Common Units subject to an Award under the Plan are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of Common Units to the Participant, any Common Units counted against the number of Common Units available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or settlement, again be available for Awards under the Plan; provided, however, that the Administrator may adopt procedures for the counting of Common Units relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Common Units actually distributed differs from the number of Common Units previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

Section 6.              Awards.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Administrator may impose on any Award or the settlement thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of a Participant’s employment or other relationship with the Partnership, a Subsidiary or a Parent; provided, however, that the Administrator shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, to the extent applicable, any such action is permitted under Section 409A of the Code and, with respect to an Award intended to satisfy the “qualified performance-based compensation” exception under Section 162(m) of the Code, does not cause such Award to fail to satisfy such exception).  The right of a Participant to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Administrator.  Each Award (other than a Cash Award), and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1.         Common Units.  An Award of Common Units is a grant by the Administrator of a specified number of Common Units to the Participant.  An Award of Common Units shall be subject to the following terms and conditions:

(a)           General.  Each Award Agreement with respect to Common Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof, the conditions under which the Common Units may be forfeited, and the amount, if any, the Participant must pay to receive the Common Units.  Such restrictions, if any, may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.

(b)           Transferability.  Unless otherwise provided by the Administrator, during the Restriction Period, Common Units granted under the Plan shall not be transferred or assigned other than by will or the laws of descent and distribution.

(c)           Unitholder Rights.  Unless otherwise provided in the applicable Award Agreement, during the Restriction Period, the Participant shall have all the rights of a Common Unit holder with respect to an Award of Common Unit, including, without limitation, the right to receive distributions thereon (whether in cash or property).  Any such distributions shall be subject to the same restrictions as the underlying Common Units on which they were granted, unless otherwise provided by Administrator (and the Administrator may, in its sole discretion, withhold any cash distributions paid on Common Units granted under the Plan until the restrictions applicable to such Common Units have lapsed).

(d)           Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement or as may be determined by the Administrator, upon a Participant’s termination of employment or other service with the Partnership or any Subsidiary or Parent, for any reason, the unvested portion of each Award of Common Units held by such Participant shall be forfeited with no further compensation due the Participant.

6.2.         Phantom Units.  Phantom Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Phantom Units do not constitute Common Units and shall not be treated as (or as giving rise to) property or as a trust fund of any kind.  The right of any Participant in respect of an Award of Phantom Units shall be no greater than the right of any unsecured general creditor of the Partnership or any Subsidiary or Parent.  The grant of Phantom Units shall be subject to the following terms and conditions:

(a)           Restriction Period.  Each Award Agreement with respect to Phantom Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited.  Such restrictions, if any, may include a vesting schedule based upon the passage of time, the attainment of performance goals or a combination thereof.

(b)           Termination of Employment or Other Service.  Unless otherwise provided in an Award Agreement, upon a Participant’s termination of employment or other service with the Partnership, a Subsidiary or a Parent for any reason, the unvested portion of each

Award of Phantom Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c)           Settlement.  The vested portion of an Award of Phantom Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof), unless otherwise provided in an Award Agreement.  Such Phantom Units may be settled by delivery of Common Units, cash or any combination thereof as determined by the Administrator.

(d)           Unitholder Rights.  Nothing contained in the Plan shall be construed to give any Participant rights as a unitholder with respect to an Award of Phantom Units (including, without limitation, any cash distribution, derivative or other similar rights).  Notwithstanding the foregoing, the Administrator may grant a holder of Phantom Units a DER Award.

6.3.         DERs.  The Administrator may grant DERs in tandem with any other Awards under the Plan (other than an award of Common Units), or may grant DERs alone.  DERs shall entitle a Participant to receive cash equal to the amount of any cash distributions made during the period the Award of DERs is outstanding.  Payment of a DER granted in connection with another Award may be subject to the same forfeiture restrictions as the Award to which it relates or different restrictions, in the sole discretion of the Administrator.  Settlement of a DER Award shall occur within 60 days after the restrictions applicable to such Award lapse (unless otherwise provided in an Award Agreement).

6.4.         Cash Awards.  A Cash Award is a grant by the Administrator of the opportunity to earn a cash bonus to the Participant.  Unless determined otherwise by the Administrator, each Cash Award shall be paid upon the achievement of the performance goals established by the Administrator.  Payment of any Cash Award shall be contingent upon the Participant remaining employed by the Partnership, a Subsidiary or a Parent on the applicable payment date, unless determined otherwise by the Administrator or otherwise provided in an employment, consulting or similar agreement with the Partnership, a Subsidiary or a Parent.  Settlement of a Cash Award shall occur within 60 days after the restrictions applicable to such Award lapse (unless otherwise provided in an Award Agreement).

6.5.         Other Unit-Based Awards.  Subject to the limitations under applicable law and consistent with the purpose of the Plan, the Administrator may, in its sole discretion, grant to a Participant any type of Award (in addition to the Awards provided in Sections 6.1, 6.2, 6.3 or 6.4 hereof) that is based, in whole or in part, on the value or performance of a Common Unit or denominated or payable in Common Units.  Upon settlement, any Award provided under this Section 6.5 may be paid in Common Units, cash or a combination thereof, as provided in an Award Agreement.  Settlement of an other unit-based Award shall occur within 60 days after the restrictions applicable to such Award lapse (unless otherwise provided in an Award Agreement).

6.6.         Qualified Awards.  In the event that the Partnership, any Subsidiary or any Parent is at any time subject to Section 162(m) of the Code, the Administrator may, but is not obligated to, grant Qualified Awards, to the extent that the Administrator determines, in its sole discretion, that it is advisable to be exempt from the deduction limitations of Section 162(m) of the Code.  The following rules shall apply if the Administrator, in its sole discretion, grants any Qualified Awards:

(a)           The vesting, earning, settlement or payment of Qualified Awards must be based solely on one or more of the Performance Goals.

(b)           The maximum number of Common Units that a Participant may receive under Qualified Awards with respect to any one calendar year may not exceed 250,000 Common Units.  The maximum cash payment that a participant may receive with respect to Qualified Awards settled in cash in respect of any one calendar year may not exceed $2 million.

(c)           Only an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Awards.  The Administrator shall designate in its sole discretion which covered employees will be Participants for a Performance Period within the earlier of (A) the first 90 days of a Performance Period and (B) the lapse of 25% of the Performance Period.

(d)           The Administrator shall establish in writing within the earlier of (A) the first 90 days of a Performance Period and (B) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, Performance Goals for the Performance Period, and in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or be earned, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or be earned if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(e)           Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, also calculate and certify in writing the amount of the Qualified Awards earned for the Performance Period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.6(d).  The Administrator shall then determine the actual amount payable or the extent to which an Award is vested or earned as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the earned Award.  In no event shall the Administrator have the authority to increase Award amounts to any covered employee under a Qualified Award.

(f)            A Qualified Award shall be paid as soon as practicable following completion of the certification described in Section 6.6(e) but in no event later than 70 days after the end of the Performance Period.

Section 7.              Adjustments upon Changes in Capitalization.

7.1.         In the event that the Administrator shall determine that any equity dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or common unit exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event affects the Common Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Administrator shall proportionately and equitably adjust any or all of (i) the number and kind of Common Units underlying an outstanding Award or to which an outstanding Award relates, (ii) the number and kind of Common Units which may thereafter be issued in connection with Awards, (iii) the aggregate number and kind of Common Units available under the Plan and (iv) the limits described in Sections 5 and 6 of the Plan, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that each adjustment shall be made in a manner that does not violate Section 409A of the Code and the regulations thereunder to the extent applicable.

7.2.         In addition, the Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 7.1) affecting the Partnership, a Subsidiary or a Parent, or in response to changes in applicable laws, regulations, or accounting principles.  Notwithstanding the foregoing, all adjustments shall be made in a manner that does not violate Section 409A of the Code and the regulations thereunder to the extent applicable.

Section 8.              Change in Control.  Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Administrator, in its sole discretion, may take one or more of the following actions with respect to any Awards that are outstanding immediately prior to such Change in Control (to the extent permitted by Section 409A of the Code): (i) accelerate the vesting of outstanding Awards; (ii) require the purchaser (or its parent), following a Change in Control, to assume outstanding Awards and/or to substitute such Awards with awards involving the equity interests of such purchaser (or its parent) on terms and conditions necessary to preserve the rights of Participants with respect to such Awards; (iii) settle outstanding Awards if permitted by applicable tax laws; (iv) cancel outstanding Awards to the extent that the applicable performance goals have not been achieved as of immediately prior to a Change in Control; or (v) take such other actions as the Administrator deems appropriate to preserve the rights of Participants with respect to their outstanding Awards.  The judgment of the Administrator with respect to any matter referred to in this Section 8 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

Section 9.              Termination and Amendment.

9.1.         Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of unitholders of the Partnership or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the unitholders of the Partnership if such approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Common Units may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless, to the extent applicable, such modification is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

9.2.         The Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless, to the extent applicable, such modification is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

9.3.         Notwithstanding anything in Section 9 to the contrary, any performance goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Administrator, in its discretion at any time in view of the Administrator’s assessment of the Partnership’s, a Subsidiary’s or a Parent’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of any Award intended to be a Qualified Award.

9.4.         Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Award may be repriced, replaced or regranted through cancellation without the approval of the unitholders of the Partnership, provided that nothing herein shall prevent the Administrator from taking any action provided for in Section 7.

Section 10.            No Right to Award, Employment or Service.  No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Partnership, a Subsidiary or a Parent.  For purposes of this Plan, a transfer of employment or service between the Partnership, Subsidiaries and Parents shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary or a Parent shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary or a Parent unless such individual becomes an employee of, or service provider to, the Partnership or another Subsidiary or Parent as of the date of such cessation.

Section 11.            Taxes.  Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder.  The Partnership, a Subsidiary or a Parent is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Units or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Administrator may deem advisable to enable the Partnership, Subsidiaries, Parents and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include the ability to withhold or receive Common Units or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Participants who are subject to the reporting requirements of Section 16 of the Exchange Act may elect to direct the Administrator to withhold Common Units that would otherwise be received upon the vesting or settlement of an Award to satisfy the withholding taxes applicable to such Award.  Withholding of taxes in the form of Common Units with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 12.            Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Partnership, any Subsidiary or any Parent, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution.  In addition, a Participant may, in the manner established by the Administrator, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Administrator, and to any additional restrictions deemed necessary or appropriate by the Administrator.

Section 13.            Securities Law Requirements.

13.1.       No Common Units may be issued hereunder if the Administrator shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities exchange, or adversely affect the registration or qualification of the Common Units under any state or federal law, or (ii) require the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities.  In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Common Units shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

13.2.       The Administrator may require, as a condition to the issuance of Common Units hereunder, representations, warranties and agreements to the effect that such Common Units are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Common Units and that the Participant will not dispose of such Common Units in transactions which, in the opinion of counsel to the Administrator, would violate the registration provisions of the Securities Act, and the rules and regulations thereunder.

Section 14.            Code Section 409A.  The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith.  Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Administrator to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A.  In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence.  In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.  Notwithstanding anything contained herein to the contrary, in no event shall the Partnership, any Subsidiary or any Parent have any liability or obligation to any Participant or any other Person in the event that this Plan or an Award does not comply with, or is not exempt from, Code Section 409A.

Section 15.            Termination.  Unless earlier terminated, the Plan shall terminate on the 10th anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 16.            Fractional Units.  The Administrator will not be required to issue any fractional Common Units pursuant to the Plan.  The Administrator may provide for the elimination of fractions and settlement of such fractional Common Units in cash.

Section 17.            Discretion.  In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrator may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrator alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, Consultant or Non-Employee Director, the Partnership, any Subsidiary, any Parent, any unitholder of the Partnership or any other Person.

Section 18.            Non-U.S. Participants.  Notwithstanding anything contained herein to the contrary, Awards may be granted, without amending the Plan, to Employees, Non-Employee Directors or Consultants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be desirable to further the purpose of the Plan.

Section 19.            Governing Law.  The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the conflict of laws principles thereof.

Section 20.            Effective Date.  The Plan shall become effective upon the Effective Date, and no Award shall become realizable or vested prior to the Effective Date.